UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 18, 2025

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14201 Dallas Parkway

Dallas, Texas 75254

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	NYSE
6.875% Senior Notes due 2031	THC31	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 18, 2025, Tenet Healthcare Corporation (“Tenet”) issued $1,500,000,000 in aggregate principal amount of 5.500% senior secured first lien notes due 2032 (the “First Lien Notes”) and $750,000,000 in aggregate principal amount of 6.000% senior notes due 2033 (the “Senior Notes” and together with the First Lien Notes, the “Notes”). The First Lien Notes were issued pursuant to an indenture, dated as of November 6, 2001 (the “Base Indenture”), between Tenet and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York as trustee (in such capacity, the “Trustee”), as supplemented by the forty-first supplemental indenture, dated as of November 18, 2025 among Tenet, the guarantors party thereto, and the Trustee (the “Forty-First Supplemental Indenture” and together with the Base Indenture, the “First Lien Notes Indenture”) and the Senior Notes were issued pursuant to the Base Indenture, as supplemented by the forty-second supplemental indenture, dated as of November 18, 2025 between Tenet and the Trustee (the “Forty-Second Supplemental Indenture” and together with the Base Indenture, the “Senior Notes Indenture” and together with the First Lien Notes Indenture, the “Indentures”).

Tenet intends to use the net proceeds from the sale of the Notes, after payment of fees and expenses, to finance, together with cash on hand, the redemption of all $1.5 billion outstanding of its 6.250% senior secured second lien notes due February 2027 and the partial redemption of $0.75 billion outstanding of its 6.125% senior notes due October 2028.

The First Lien Notes Indenture contains covenants that, among other things, restrict Tenet’s ability and the ability of its subsidiaries to: incur liens; provide subsidiary guarantees; consummate asset sales; enter into sale and lease-back transactions; or consolidate, merge or sell all or substantially all of their assets, other than in certain transactions between one or more of Tenet’s wholly owned subsidiaries and Tenet. The Senior Notes Indenture contains covenants that, among other things, restrict Tenet’s ability and the ability of its subsidiaries to: incur liens; enter into sale and lease-back transactions; or consolidate, merge or sell all or substantially all of their assets, other than in certain transactions between one or more of Tenet’s wholly owned subsidiaries and Tenet. These restrictions, however, are subject to a number of important exceptions and qualifications. In particular, there are no restrictions on Tenet’s ability or the ability of its subsidiaries to incur additional indebtedness, make restricted payments, pay dividends or make distributions in respect of capital stock, purchase or redeem capital stock, enter into transactions with affiliates or make advances to, or invest in, other entities (including unaffiliated entities).

The Indentures also provide that the Notes may become subject to redemption under certain circumstances, including a change of control (as defined in the Indentures) of Tenet. Prior to November 15, 2028, Tenet may, at its option, redeem the First Lien Notes in whole or in part, at a redemption price equal to 100% of the principal amount of the First Lien Notes being redeemed plus the make-whole premium set forth in the First Lien Notes Indenture, together with accrued and unpaid interest. On and after November 15, 2028, Tenet may, at its option, redeem the First Lien Notes in whole or in part, at certain redemption prices (expressed as percentages of the principal amount thereof) set forth in the First Lien Notes Indenture, together with accrued and unpaid interest. Prior to November 15, 2028, Tenet may, at its option, redeem the Senior Notes in whole or in part, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed plus the make-whole premium set forth in the Senior Notes Indenture, together with accrued and unpaid interest. On and after November 15, 2028, Tenet may, at its option, redeem the Senior Notes in whole or in part, at certain redemption prices (expressed as percentages of the principal amount thereof) set forth in the Senior Notes Indenture, together with accrued and unpaid interest.

The foregoing is a summary and is qualified by reference to the Base Indenture, the Forty-First Supplemental Indenture and the Forty-Second Supplemental Indenture, which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as a part of this Report.

Exhibit No.	Description

4.1	Indenture dated as of November 6, 2001, between Tenet and the Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (incorporated by reference to Exhibit 4.1 to Tenet’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001).

4.2	Forty-First Supplemental Indenture dated as of November 18, 2025, among Tenet, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

4.3	Forty-Second Supplemental Indenture dated as of November 18, 2025, between Tenet and The Bank of New York Mellon Trust Company, N.A.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: November 18, 2025	By:	/s/ Thomas Arnst
		Name:	Thomas Arnst
		Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary